Exhibit 23
Consent of Independent Registered Public Accounting Firm

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38675; No. 333-38677; No. 333-66956; No. 333-120813; No. 333-135781; No. 333-168373; No. 333-205949; and No. 333-248451) of Interface, Inc. of our reports dated March 1, 2023, relating to the consolidated financial statements and financial statements schedule, and the effectiveness of Interface, Inc.’s internal control over financial reporting, which appears in the Form 10-K.

/s/ BDO USA, LLP
Atlanta, Georgia
March 1, 2023